UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 29, 2006 (November 27, 2006 )

CHINA SECURITY & SURVEILLANCE
TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50917	98-0509431
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

13/F, Shenzhen Special Zone Press Tower, Shennan Road
Futian, Shenzhen, China, 518034

(Address of Principal Executive Offices)

(86) 755-83765666
Registrant’s Telephone Number, Including Area Code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 27, 2006, China Security & Surveillance Technology, Inc. (the “Company”) entered into an agreement (the “Purchase Agreement”) with three accredited investors (the “Buyers”), two of whom are qualified institutional buyers as defined in Rule 144A under the Securities Act of 1933 (the “Securities Act”), whereby the Company agreed to sell an aggregate of 1,538,462 shares of the Company’s common stock (the “Shares”) for a consideration of $10 million at a price of $6.50 per share.

The Company is obligated to file a registration statement with the Securities and Exchange Commission (the “SEC”) covering the Shares on or before April 30, 2007. In addition, the Company is obligated to use its best efforts to cause the registration statement to be declared effective by the SEC on or before December 31, 2007. The Buyers agreed not to sell the Shares before November 26, 2007.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth above in “Item 1.01 - Entry into a Material Definitive Agreement” is incorporated by reference into this section.

The issuance of the Shares to the Buyers was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering and Rule 506 of Regulation D promulgated thereunder. The Buyers who received the Shares made representations that (a) the Buyer is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the Buyer agrees not to sell or otherwise transfer the Shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the Buyer has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in the Company, (d) the Buyer had access to all of documents, records, and books of the Company pertaining to the investment and was provided the opportunity ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which the Company possessed or were able to acquire without unreasonable effort and expense, and (e) the Buyer has no need for the liquidity in its investment in the Company and could afford the complete loss of such investment. Management of the Company made such determination based upon management’s inquiry into the Buyers’ sophistication and net worth. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

The disclosure in this report is qualified by its entirety by the full terms and conditions of the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 8.01 Other Events.

On November 29, 2006, the Company issued a press release announcing that it has completed a private placement of 1,538,462 shares for a total consideration of $10 million with 3 funds associated with JLF Asset Management. A copy of the press release is furnished hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Letter Agreement Regarding Stock Purchase, dated as of November 27, 2006, by and between China Security & Surveillance Technology, Inc. and the Buyers.

99.1	Press release issued by the Company dated November 29, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Security & Surveillance Technology, Inc.

Date: November 29, 2006

/s/ Guoshen Tu
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement Regarding Stock Purchase, dated as of November 27, 2006, by and between China Security & Surveillance Technology, Inc. and the Buyers.

99.1	Press release issued by the Company dated November 29, 2006.